UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AVIDITY BIOSCIENCES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Avidity Biosciences, Inc.

3020 Callan Road,

San Diego, California 92121

SUPPLEMENT TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 23, 2026

February 18, 2026

These definitive additional materials (the “Definitive Additional Materials”) amend and supplement the definitive proxy statement, dated as of January 30, 2026 (the “Definitive Proxy Statement”), initially mailed to stockholders on or about January 30, 2026, by Avidity Biosciences, Inc., a Delaware corporation (“Avidity,” “we,” “our,” or the “Company”), for a special meeting of our stockholders (the “Special Meeting”) to be held virtually via live webcast on February 23, 2026, at 10:00 a.m., Eastern time (unless the Special Meeting is adjourned or postponed). The purpose of the Special Meeting is to consider and vote upon, among other things, a proposal to adopt (i) the Agreement and Plan of Merger, dated as of October 25, 2025 (the “Merger Agreement”), among Novartis AG, a company limited by shares (Aktiengesellschaft) incorporated under the laws of Switzerland (“Novartis”), Ajax Acquisition Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Novartis, and Avidity; and (ii) the Separation and Distribution Agreement, dated as of October 25, 2025 (the “Separation Agreement”), among the Company, Bryce Therapeutics, Inc., a Delaware corporation and wholly owned subsidiary of the Company, and which on December 8, 2025, changed its name to Atrium Therapeutics, Inc., and Novartis (with respect to certain sections therein).

These Definitive Additional Materials have been filed by Avidity with the United States Securities and Exchange Commission (the “SEC”) on February 18, 2026.

If any stockholders have not already submitted a proxy for use at the Special Meeting, they are urged to do so promptly. No action in connection with this supplement is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

If any stockholders have more questions about the transactions contemplated by the Merger Agreement and the Separation Agreement (the “Transactions”) or how to submit their proxies or if any stockholders need additional copies of the proxy statement, this supplement, the proxy card or voting instructions, please contact our Proxy Solicitor:

Innisfree M&A Incorporated

Stockholders May Call Toll-Free: (877) 456-3507

Banks & Brokers May Call Collect: (212) 750-5833

The information contained herein speaks only as of February 18, 2026, unless the information specifically indicates that another date applies.

1

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT

This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. To the extent that information in these Definitive Additional Materials differs from or conflicts with information contained in the Definitive Proxy Statement, the information in these Definitive Additional Materials shall supersede or supplement the information in the Definitive Proxy Statement, as applicable. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

The disclosure under the section entitled “The Transactions (Proposal No. 1)—Financial Information of Atrium Therapeutics, a business of Avidity Biosciences, Inc.” is hereby amended and supplemented by deleting the following strikethrough language in the second full paragraph on page 79 of the Definitive Proxy Statement as follows:

The audited historical combined financial statements ~~and the unaudited interim condensed combined financial statements~~ of Atrium Therapeutics, a business of Avidity Biosciences, Inc., and the corresponding notes thereto are attached at Annex F.

The following information under Annex F attached hereto replaces in its entirety the information under the section entitled “Annex F—Audited and Unaudited Combined Financial Statements of Atrium Therapeutics, a business of Avidity Biosciences, Inc.”, beginning on page F-1 of the Definitive Proxy Statement.

2

ATRIUM THERAPEUTICS

(A BUSINESS OF AVIDITY BIOSCIENCES, INC.)

Report of Independent Registered Public Accounting Firm

To the stockholders and the Board of Directors of Avidity Biosciences, Inc.

Opinion on the Financial Statements

We have audited the accompanying combined balance sheet of Atrium Therapeutics, a business of Avidity Biosciences, Inc., (the “Company Business”) as of December 31, 2025, the related combined statements of operations and comprehensive loss, changes in deficit, and cash flows, for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company Business as of December 31, 2025, and the results of its operations and its cash flows for the year ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company Business’ management. Our responsibility is to express an opinion on the Company Business’ financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company Business in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company Business is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company Business’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

San Diego, California

February 17, 2026

We have served as the Company Business’ auditor since 2025.

Report of Independent Registered Public Accounting Firm

Stockholders and Board of Directors

Avidity Biosciences, Inc.

San Diego, California

Opinion on the Combined Financial Statements

We have audited the accompanying combined balance sheet of Atrium Therapeutics (a Business of Avidity Biosciences, Inc.) (the “Company”) as of December 31, 2024, the related combined statements of operations and comprehensive loss, changes in deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BDO USA, P.C.

We served as the Company’s auditor in 2025

San Diego, California

December 10, 2025

Atrium Therapeutics

(a Business of Avidity Biosciences, Inc.)

Combined Balance Sheets

(in thousands)

	December 31,
	2025	2024
Assets
Current assets:
Prepaid assets	$1,535	$483
Other current assets (Note 4)	1,310	—

Total current assets	2,845	483
Property and equipment, net	2,724	1,083
Right-of-use assets	2,784	5,620

Total assets	$8,353	$7,186

Liabilities and Deficit
Current liabilities:
Accounts payable	$4,398	$532
Accrued liabilities (Note 4)	8,945	1,193
Accrued compensation	3,147	246
Lease liabilities, current portion	3,672	3,844
Deferred revenue, current portion	21,639	20,987

Total current liabilities	41,801	26,802
Lease liabilities, net of current portion	—	2,957
Deferred revenue, net of current portion	28,691	37,961
Other long-term liabilities	574	574

Total liabilities	71,066	68,294
Commitments and contingencies (Note 6)
Deficit:
Net Parent Investment	(62,713)	(61,108)

Total deficit	(62,713)	(61,108)

Total liabilities and deficit	$8,353	$7,186

See accompanying notes.

Atrium Therapeutics

(a Business of Avidity Biosciences, Inc.)

Combined Statements of Operations and Comprehensive Loss

(in thousands)

	Year Ended December 31,
	2025	2024
Collaboration revenue	$18,618	$10,897
Operating expenses:
Research and development	44,267	19,199
General and administrative	23,982	4,916

Total operating expenses	68,249	24,115

Loss from operations	(49,631)	(13,218)

Other (expense) income	(12)	2

Net loss before taxes	(49,643)	(13,216)

Income tax benefit (expense)	142	(11,906)

Net loss and comprehensive loss	$(49,501)	$(25,122)

See accompanying notes.

Atrium Therapeutics

(a Business of Avidity Biosciences, Inc.)

Combined Statements of Changes in Deficit

(in thousands)

Net Parent Investment
Balance at January 1, 2024	$(70,619)
Net loss	(25,122)
Net transfers from Parent	34,633

Balance at December 31, 2024	$(61,108)

Net loss	(49,501)
Net transfers from Parent	47,896

Balance at December 31, 2025	$(62,713)

See accompanying notes.

Atrium Therapeutics

(a Business of Avidity Biosciences, Inc.)

Combined Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net loss	$(49,501)	$(25,122)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	323	172
Stock-based compensation expense	7,679	3,177
Loss on disposal of property and equipment	140	—
Non-cash operating lease costs	572	204
Non-cash income tax (benefit) expense	(142)	11,906
Changes in operating assets and liabilities:
Accounts receivable	—	751
Prepaid assets	(1,052)	(378)
Other current assets	(1,310)	—
Accounts payable	3,728	34
Accrued liabilities	7,550	538
Accrued compensation	2,901	(602)
Operating right-of-use assets and lease liabilities, net	(3,399)	(3,696)
Deferred revenues	(8,618)	(10,111)
Other long-term liabilities	—	574

Net cash used in operating activities	(41,129)	(22,553)

Cash flows from investing activities
Purchases of property and equipment	(1,445)	(266)

Net cash used in investing activities	(1,445)	(266)
Cash flows from financing activities
Transfers from Parent	42,574	22,819

Net cash provided by financing activities	$42,574	$22,819

Net increase (decrease) in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of period	—	—

Cash and cash equivalents at end of period	$—	$—

Supplemental schedule of noncash investing and financing activities:
Costs incurred, but not paid, in connection with purchases of property and equipment included in accounts payable and accrued liabilities	$340	$—
Net assets distributed from Avidity	$649	$—

See accompanying notes.

Atrium Therapeutics

(a Business of Avidity Biosciences, Inc.)

Notes to Combined Financial Statements

1. Nature of Business and Basis of Presentation

Description of Business

On October 25, 2025, Avidity Biosciences, Inc. (“Avidity”) entered into an Agreement and Plan of Merger with Novartis AG (“Novartis”) and Ajax Acquisition Sub, Inc., a wholly owned subsidiary of Novartis (“Merger Sub”), pursuant to which Merger Sub will merge with and into Avidity (the “Merger”), with Avidity surviving as an indirect wholly owned subsidiary of Novartis.

In connection with the Merger, Avidity entered into a Separation and Distribution Agreement (the “Separation Agreement”) with Atrium Therapeutics, Inc. (the “Company”), a newly formed Delaware corporation and wholly owned subsidiary of Avidity, and Novartis (with respect to certain sections specified therein). Pursuant to the Separation Agreement, Avidity will undertake a pre-closing reorganization (the “Separation”) to transfer to the Company all assets and liabilities related to its early-stage precision cardiology programs and certain collaboration agreements. Avidity will retain all other assets and liabilities.

Following the Separation, Avidity will distribute all the outstanding shares of the Company’s common stock to Avidity’s stockholders on a pro rata basis (the “Spin-Off”). Upon completion of the Spin-Off, the Company will operate as an independent, publicly traded company. The Company will be capitalized with $270 million in cash, minus the sum of the amount of marketable securities and cash and cash equivalents contained in any bank and brokerage accounts owned by the Company as of the close of business on the day prior to the date of the Spin-off. The Company will be led by a dedicated management team and board of directors. Avidity will have no continuing ownership interest in the Company following the Spin-Off.

The Merger Agreement and the Separation Agreement also provide for (i) a potential sale of the Company to a third party (a “Permitted Third Party Sale”) as an alternative to the Spin-Off, and (ii) a potential sale of certain Avidity assets that are subject to a right of first negotiation (“ROFN”) to an existing collaboration partner (a “ROFN Sale”). The combined financial statements have been prepared under the assumption that the Spin-Off will be consummated, and that neither a Permitted Third Party Sale or ROFN Sale will occur. See the section titled “Subsequent Events” for further information related to the ROFN. The Company is expected to focus on advancing its pipeline of precision cardiology and executing collaboration agreements, leveraging the RNA delivery platform to develop novel therapeutics targeting diseases with high unmet medical need. The Company’s operations are subject to risks and uncertainties common to early-stage biotechnology companies, including, but not limited to, the development of new technological innovations by competitors, reliance on key personnel, protection of proprietary technology, compliance with regulatory requirements, and the ability to secure additional capital to fund operations. Product candidates currently under development will require significant additional research and development, including preclinical and clinical testing and regulatory approval, prior to commercialization. These efforts may require substantial capital, personnel, and infrastructure. Even if development efforts are successful, there is no assurance that the Company will generate significant revenue from product sales.

Basis of Presentation

Principles of Combination

The combined financial statements presented herein represent the combined balance sheets as of December 31, 2025 and 2024 and the related combined statements of operations and comprehensive loss, combined statements of changes in deficit, and combined statements of cash flows for each of the years ended December 31, 2025 and 2024 of Atrium Therapeutics, a business of Avidity (the “Company Business”).

The accompanying combined financial statements present, on a historical basis, the combined assets, liabilities, expenses and cash flows directly attributable to the Company Business which have been prepared from Avidity’s consolidated financial statements and accounting records and are presented on a standalone basis as if the operations have been conducted independently from Avidity. Historically, separate financial statements have not been prepared for the Company Business and it has not operated as a standalone business from Avidity. As a direct ownership relationship did not exist among all of the various programs comprising of the Company Business, Avidity’s net investment in the Company Business (Net Parent Investment) is shown in lieu of shareholders’ equity in the combined financial statements.

The combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

The combined statements of operations and comprehensive loss include all costs directly related to the Company Business, including costs for facilities, functions and services utilized by the Company Business. The combined statements of operations and comprehensive loss also include allocations for various expenses related to Avidity’s corporate functions, including, but not limited to, research and development, legal and regulatory compliance, information technology, human resources and facility management. These expenses were allocated on the basis of direct usage or benefit when specifically identifiable, with the remainder allocated on a proportional cost allocation method primarily based on a percentage of the operating expenses. These cost allocations are a reasonable reflection of the utilization of services provided to, or benefit derived by, the Company Business during the periods presented, though the allocations may not be indicative of the actual costs that would have been incurred had the Company Business operated as a standalone company during the periods presented. It is not practicable to estimate actual costs that would have been incurred had the Company Business been a standalone company and operated as an unaffiliated entity during the periods presented. Actual costs that might have been incurred had the Company Business been a standalone company would depend on a number of factors, including the organizational structure, what corporate functions the Company Business might have performed directly or outsourced, and strategic decisions the Company Business might have made in areas such as executive management, legal and other professional services, and certain corporate overhead functions.

The income tax amounts in the combined financial statements have been calculated on a separate return method and are presented as if the Company Business operated as a separate taxpayer. Therefore, tax expense, cash tax payments, and items of current and deferred taxes may not be reflective of the Company Business’ actual tax balances prior to or subsequent to the distribution.

All material agreements are either Avidity agreements, or those Avidity expects to assign to the Company upon separation. Accordingly, all considerations paid by Avidity in association with these agreements are recorded in the combined financial statements of the Company Business.

In connection with the separation from Avidity, Avidity and the Company expect to enter into a transition services agreement whereby Avidity will provide certain transition services to the Company and the Company will provide certain nominal transition services to Avidity. The Company expects to incur certain costs to establish itself as a standalone public company, as well as ongoing additional costs associated with operating as an independent, publicly traded company.

Deficit balances in these combined financial statements represent the excess of total liabilities over total assets. Net Parent Investment is primarily impacted by contributions from Avidity which are the result of net funding provided by or distributed to Avidity.

Liquidity

The Company Business has devoted substantially all its efforts to therapeutic drug discovery and development. The Company Business has historically been dependent upon Avidity for all its working capital and financing requirements as Avidity uses a centralized approach to cash management and financing of its operations. The Company Business does not have legal ownership of any bank accounts and as such, had no cash and cash equivalents as of December 31, 2025 and 2024. Financial transactions relating to the Company Business are accounted for through the Net Parent Investment account. Avidity is expected to continue to fund its cash needs though the date of Separation and Spin-Off. Immediately prior to the Distribution, the Company will receive cash balances of $270.0 million, minus the sum of the amount of marketable securities and cash and cash equivalents contained in any accounts held by the Company as of the close of business on the day prior to the date of the Distribution, subject to certain adjustments agreed to by Avidity and Novartis.

The Company anticipates that Avidity’s funding support of the Company Business through its centralized cash management system, as well as the cash generated from its collaboration agreements, will be sufficient to meet working capital requirements for the next twelve months if the Separation and Distribution does not occur. Following the Separation and Distribution, the Company will no longer participate in Avidity’s centralized treasury system and will independently manage liquidity. Immediately prior to the effective time of the Distribution, Avidity will pay and contribute to the Company an amount in cash equal to $270 million, minus the sum of the amount of marketable securities and cash and cash equivalents contained in any accounts held by the Company as of the close of business on the day prior to the Distribution Date. Following the Spin-Off, the Company anticipates the Company Funding, as well as cash generated from its collaboration agreements, will be sufficient to meet our working capital requirements, capital expenditures and other general corporate purposes for at least twelve months following the Spin-Off. Whether these resources are adequate to meet the Company’s liquidity needs beyond that period will depend on the Company’s growth and operating results.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of combined financial statements in accordance with GAAP requires estimates and assumptions that impact the reported amounts of assets, liabilities, the disclosure of contingent assets and liabilities of the Company Business at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates and assumptions reflected in these combined financial statements include, but are not limited to, determining the allocations of costs and expenses from Avidity, revenue recognition under collaboration arrangements using an input method based on incurred and estimated total collaboration costs, and the recognition of accrued research and development expenses. Estimates are periodically reviewed in light of changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable.

The Company Business has contractual payment terms with each of its collaborators, and the Company Business monitors their financial performance and credit worthiness so that it can properly assess and respond to any changes in their credit profile. As of and for the years ended December 31, 2025 and 2024, there were no receivables from collaborators and no write-offs or allowances of accounts receivable related to credit risk for the Company Business’ collaborators.

Deficit

The Company Business’ equity on the combined balance sheets represents the historical investment by Avidity in the Company Business and is presented in Net Parent Investment in lieu of stockholders’ equity. The combined statements of changes in deficit includes net cash transfers and other assets and liabilities between Avidity and the Company Business as well as the net losses after tax.

Other Comprehensive Loss

The Company Business has no material components of other comprehensive loss and accordingly, net loss is equal to comprehensive loss in all periods presented.

Segment Information

The operations of the Company Business constitute a single operating and reportable segment, headquartered in the United States. Operating segments are defined as components of an enterprise for which discrete financial information is available and is evaluated regularly by the chief operating decision maker (“CODM”), in deciding how to allocate resources and assess performance. The CODM of the Company Business is Avidity’s Chief Executive Officer (“CEO”), who reviews combined financial information for the purposes of allocating resources and assessing performance. Factors considered in determining operating and reportable segments include the organization of our business, the nature of technology and the information reviewed by the CODM.

All revenues and assets were derived and held within the United States.

Revenue Recognition

To date, all the Company Business’ revenue has been derived from collaboration and research agreements. The terms of these arrangements include the following types of payments to the Company Business: non-refundable, upfront license fees; development, regulatory and commercial milestone payments; payments for research and development services provided by the Company or for manufacturing supply services the Company Business provides through its contract manufacturers; and royalties on net sales of licensed products.

At the inception of a collaboration arrangement, whether the contractual arrangement is within the scope of Accounting Standards Codification (“ASC”) Topic 808, Collaborative Arrangements (“ASC 808”) is assessed to determine whether the arrangement involves a joint operating activity and involves two (or more) parties that are both active participants in the activity and exposed to significant risks and rewards dependent on the commercial success of such activity. Then whether the collaboration arrangement in its entirety represents a contract with a customer as defined by ASC Topic 606 (“ASC 606”) is determined. If only a portion of the collaboration arrangement is potentially with a customer, the distinct good or service unit-of-account guidance in ASC 606 is applied to determine whether there is a unit of account that should be accounted for under ASC 606.

The following steps are performed in determining the appropriate amount of revenue to be recognized as it fulfills its obligations under each of these agreements: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when, or as, the Company satisfies each performance obligation. Significant judgment is applied when making estimates and assumptions under these agreements, including (i) evaluating whether contractual obligations represent distinct performance obligations, (ii) the assessment of whether options represent material rights, (iii) determining whether there are observable standalone prices and allocating transaction price to performance obligations within a contract, (iv) assessing whether any licenses are functional or symbolic, (v) determining when performance obligations have been met, and (vi) assessing the recognition of variable consideration. Each performance obligation is evaluated to determine if it can be satisfied and recognized as revenue at a point in time or over time.

The Company Business receives payments from its collaborators based on billing schedules established in each contract. Upfront and other payments may require deferral of revenue recognition to a future period until the Company performs its obligations under its research and collaboration arrangements. Amounts are recorded as accounts receivable when the Company Business’ right to consideration is unconditional.

License fees, non-refundable upfront fees, and funding of research activities are considered fixed, while milestone payments are identified as variable consideration and excluded from the transaction price. Revenue will be recognized for sales-based royalty if and when a subsequent sale occurs.

See Note 3 (Collaboration, License and Research Agreements) for additional details.

Research and Development Costs and Accruals

Research and development costs are expensed as incurred and include salaries, benefits and stock-based compensation associated with research and development personnel, third-party research and development expenses, license fees, laboratory supplies, facilities, overhead costs, and consultants. Nonrefundable advance payments for goods and services that will be used in future research and development activities are capitalized and recorded as expense in the period that the Company Business receives the goods or when services are performed. Payments for these activities are based on the terms of the individual agreements, which may differ from the pattern of costs incurred, and payments made in advance of or after performance are reflected in the accompanying combined balance sheets as prepaid assets or accrued liabilities. Actual results could differ from the Company Business’ estimates.

Income Taxes

The income tax provision of the Company Business was prepared using the separate return method. The separate return method applies the concepts of ASC Topic 740, Income Taxes, to the standalone financial statements of each member of the combined group as if the group members were separate taxpayers. The calculation of the Company Business’ income taxes using the separate return method requires judgment and use of both estimates and allocations.

Income taxes are accounted for under the asset and liability method. Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company Business also follows the provisions of accounting for uncertainty in income taxes which prescribes a model for the recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest and penalties, disclosure and transition.

Operating results of the Company Business have historically been included in the federal and state tax returns of Avidity and the resulting tax attributes will be retained by Avidity and will not be available to the Company for future use. As a result, any hypothetical net operating loss attributes and related valuation allowances are deemed to have been distributed to Avidity through the Net Parent Investment. As part of the separation, Avidity will retain all rights associated with the unused federal and state net operating losses, and research tax credit carryforwards to offset future taxable income. As a result, the Company Business does not have any associated deferred tax assets and liabilities for the years ended December 31, 2025 and 2024. Future income tax provisions may be impacted by future changes in the realizability of the hypothetical net operating loss deferred tax assets.

Property and Equipment

Property and equipment, including leasehold improvements, are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are recorded using the straight-line method over the estimated useful lives of the related assets. As of December 31, 2025 and 2024, the Company Business’ property and equipment consisted of lab equipment, computers and software, and office furniture and equipment with a useful life ranging from three to five years. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives of the assets or the remaining lease term. Repairs and maintenance charges that do not increase the useful life of the assets are charged to operating expenses as incurred.

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company Business has not recognized any impairment losses in any of the periods presented in these combined financial statements.

Leases

Whether an arrangement contains a lease is determined at the inception of a contract. Lease right-of-use assets represent the Company Business’ right to use an underlying asset for the lease term and lease liabilities represent the Company Business’ obligation to make lease payments arising from the lease. Operating lease right-of-use assets and liabilities are recognized at the commencement date based on the present value of future lease payments over the lease term. The interest rate used to determine the present value of the future lease payments is our estimated incremental borrowing rate based on market sources including interest rates for companies with similar credit quality for agreements of similar duration. The operating right-of-use asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company Business will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. Variable lease payments that do not depend on a rate or index, payments associated with non-lease components, and costs related to leases with terms of less than 12 months are expensed as incurred.

Recently Issued Accounting Pronouncements

Disaggregation of Income Statement Expenses

In November 2024, the FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40), to improve the disclosures of expenses by requiring public business entities to provide further disaggregation of relevant expense captions (i.e., employee compensation, depreciation, intangible asset amortization) in a separate note to the financial statements, a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, and the total amount of selling expenses and, in an annual reporting period, an entity’s definition of selling expenses. The transition method is prospective with the retrospective method permitted, and the ASU will be effective for the Company for its annual period ending December 31, 2027 and interim periods for the interim period beginning January 1, 2028. The Company is currently evaluating the impact on its disclosures.

Recently Adopted Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which enhances income tax disclosures, primarily through standardization and disaggregation of the income tax rate reconciliation and disaggregation of income taxes paid. ASU 2023-09 is effective for annual periods beginning after December 15, 2024. The Company early adopted ASU 2023-09 prospectively during the year ended December 31, 2025. Refer to Note 8 for further details.

3. Collaboration, License and Research Agreements

Research Collaboration and License Agreement and Securities Purchase Agreement with Bristol Myers Squibb Company

In November 2023, Avidity entered into (i) a Research Collaboration and License Agreement (the “BMS Collaboration Agreement”) with Bristol Myers Squibb Company (“BMS”) to expand on the research with MyoKardia Inc. (“MyoKardia”) and (ii) a Securities Purchase Agreement (the “BMS Purchase Agreement”) with BMS for the sale of 5,075,304 shares of Avidity’s common stock in a private placement transaction. The BMS Collaboration Agreement and the BMS Purchase Agreement are referred to herein as the “BMS Agreements.” Under the terms of the BMS Collaboration Agreement, BMS will have the right to select up to five targets (each a “Target”) for collaborative research programs under which the Company will utilize its proprietary RNA delivery platform to conduct research and development activities in order to identify, generate, and optimize AOC compounds directed to such Targets with the goal of generating an applicable development candidate. On a Target-by-Target basis, after the Company completes specified research activities in accordance with a research plan, BMS will have the right to develop, manufacture and commercialize such compounds generated during the research term, and products containing such compounds, worldwide. The research and activities conducted under the BMS Collaboration Agreement is governed by a joint steering committee comprised of representatives from the Company and BMS

The Company Business received approximately $100.0 million upfront, including a $60.0 million nonrefundable cash payment and approximately $40.0 million from the sale of Avidity’s common stock at $7.8813 per share, which included an $8.7 million premium for the per share amount in excess of the fair value at the time of the transaction. The Company Business is also eligible to receive up to approximately $1.35 billion in research and development milestone payments, up to approximately $825.0 million in commercial milestone payments, and tiered royalties representing a percentage of net sales from high single digits to low teens. The Company Business is responsible for its own research costs incurred under the agreement, subject to the parties renegotiating the research activities in case the Company Business’s research spending is anticipated to exceed $40.0 million. BMS will fund all future clinical development, regulatory and commercialization activities coming from this collaboration.

It was determined that the BMS Agreements should be accounted for separately from the research collaboration with MyoKardia (the “MyoKardia Agreement,” also separately defined below). There are two distinct units of accounting identified under the BMS Agreements. The first distinct unit of accounting includes (i) a license to technology and patents; (ii) collaboration services, including research services and technical and regulatory support; and (iii) participation on research oversight committees. The Company Business has determined that these elements individually are either not capable of being distinct or are not distinct within the context of the contract and, therefore, will account for them as a single distinct performance obligation for purposes of revenue recognition. The second distinct unit of accounting is related to the sale of common stock, which will be accounted for as an issuance of equity at fair value in accordance with the applicable accounting standards. Consideration received related to the premium on sale of the Avidity’s common stock was allocated to the transaction price for purposes of revenue recognition.

At the time the BMS Agreements were entered into, the fixed and determinable amount related to the first unit of accounting was $68.7 million, which includes the upfront cash payment and premium on sale of Avidity’s common stock. The Company Business will recognize revenue using the input method in an amount proportional to the collaboration expenses incurred and the total estimated collaboration expenses over the seven-year period in which it expects to deliver its performance obligation as this method provides the most faithful depiction of the Company Business’ transfer of services under the BMS Agreements. The Company Business periodically reviews and updates the estimated collaboration expenses, when appropriate, which adjusts the percentage of revenue that is recognized for the period. The remaining $31.3 million was allocated to the second unit of accounting related to the sale of common stock.

The initial consideration related to the $60.0 million cash payment and approximate $40.0 million sale of common stock was received prior to December 31, 2023. $8.6 million and $9.8 million in revenues were recognized related to the BMS Agreements in 2025 and 2024, respectively.

Research Collaboration and License Agreement with Eli Lilly and Company

In April 2019, Avidity entered into a Research Collaboration and License Agreement (the “Lilly Agreement”) with Eli Lilly and Company (“Lilly”) for the discovery, development and commercialization of AOC products directed against certain targets in immunology and other select indications on a worldwide basis. Under the Lilly Agreement, Avidity granted Lilly an exclusive, worldwide, royalty-bearing license, with the right to sublicense (subject to certain conditions), under Avidity’s technology to research, develop manufacture and sell products containing AOCs that are directed to up to six mRNA targets Avidity agreed that it will not, itself or with a third party, research, develop, manufacture or commercialize or otherwise exploit any compound or product directed against targets subject to the Lilly Agreement.

In consideration of the rights granted to Lilly under the Lilly Agreement, the Company Business received a one-time upfront fee of $20.0 million and the right to receive up to $60.0 million in development milestone payments, up to $140.0 million in regulatory milestone payments and up to $205.0 million in commercialization milestone payments per target. In August 2025, the Company Business received a milestone payment of $10.0 million as the result of the achievement of a clinical development milestone for a collaboration target. Lilly is obligated to pay the Company Business a tiered royalty ranging from the mid-single to low teens, expressed as a percentage of worldwide annual net sales of licensed products, subject to specified and capped reductions for the market entry of biosimilar products, loss of patent coverage of licensed products, and for payments owed to third parties for additional rights necessary to commercialize licensed products in the territory. Lilly’s royalty obligations and the Lilly Agreement will expire on a licensed product-by-licensed product and country-by-country basis on the later of ten years from the date of the first commercial sale or when there is no longer a valid patent claim covering such licensed product in such country.

There are multiple promises to deliver goods and services identified, which include at inception of the agreement: (i) a license to technology and patents, information and know-how; and (ii) collaboration, including research services and technical and regulatory support provided by the Company Business. One performance obligation for the promises under the Lilly Agreement has been identified since the elements are either not capable of being distinct or are not distinct within the context of the contract. Accordingly, the Company Business recognizes revenue for the fixed or determinable collaboration in an amount proportional to the collaboration expenses incurred and the total estimated collaboration expenses over the 5-year period in which it expects to deliver its performance obligation. Periodically estimated collaboration expenses are reviewed and updated, when appropriate, which adjusts the percentage of revenue that is recognized for the period. In connection with the Lilly Agreement, the Company Business recognized revenue of $10.0 million and $1.1 million for the years ended December 31, 2025 and 2024, respectively. In August 2025, Lilly paid the Company Business $10.0 million as the result of the achievement of a clinical development milestone under the Lilly Agreement for a collaboration target.

The amounts received that have not yet been recognized as revenue are deferred on the combined balance sheets of the Company Business and will be recognized over the remaining research and development period until the performance obligation is satisfied. A reconciliation of the closing balance of deferred revenue related to all collaboration agreements for the years ended December 31, 2025 and 2024 is as follows (in thousands):

Balance at January 1, 2024	$69,059

Revenue recognized that was included in the balance at the beginning of the period	(10,111)

Balance at December 31, 2024	58,948

Revenue recognized that was included in the balance at the beginning of the period	(8,618)

Balance at December 31, 2025	$50,330

4. Composition of Certain Combined Financial Statement Items

Other current assets (in thousands)

Other current assets consisted primarily of deferred contract costs of $1.2 million and other receivables of $0.1 million as of December 31, 2025.

Property and equipment, net (in thousands)

	December 31,
	2025	2024
Laboratory equipment	$3,797	$2,029
Computers and software	79	—
Office furniture and equipment	1,692	—
Leasehold improvements	—	288

Property and equipment, gross	5,568	2,317
Less accumulated depreciation	(2,844)	(1,234)

Total property and equipment, net	$2,724	$1,083

During the years ended December 31, 2025 and 2024, the Company Business recognized depreciation expense of $0.3 million and $0.2 million, respectively, after allocations to Avidity.

Accrued Liabilities (in thousands)

	December 31,
	2025	2024
Accrued research	$714	$684
Accrued manufacturing and technical development	4,641	496
Other accrued liabilities	3,590	13

Total accrued liabilities	$8,945	$1,193

Other accrued liabilities consisted primarily of accrued transaction costs of $3.4 million as of December 31, 2025.

5. Leases

Operating Leases

In June 2020, Avidity entered into a five-year lease agreement, as amended in December 2020, at a location in San Diego, California. Avidity entered into an expansion lease in June 2023, with both leases being assigned to the Company in connection with the Separation and terminating concurrently on November 30, 2026. The leases contain base rent of approximately $0.3 million per month with 3% annual escalations, plus a percentage of taxes and operating expenses incurred by the lessor in connection with the ownership and management of the property.

Supplemental balance sheet information related to operating leases as of December 31, 2025 and 2024 is as follows (in thousands):

	Year Ended December 31,
	2025	2024
Operating right-of-use asset	$2,784	$5,620
Operating lease liability:
Current	3,672	3,844
Non-current	—	2,957

Total operating lease liability	$3,672	$6,801

The following table presents the weighted-average remaining lease term and discount rates:

	Year Ended December 31,
	2025	2024
Weighted-average remaining lease term (years)	0.92	1.92
Weighted-average discount rate	5.9%	5.9%

During the years ended December 31, 2025 and 2024, the Company Business recognized operating lease expense of $0.6 million and $0.2 million, respectively, after allocations to Avidity.

The future minimum lease payments by lease classification as of December 31, 2025 are as follows (in thousands):

Operating
2026	$3,692

Total future lease payments	3,692

Less: imputed interest	(20)

Lease liability	$3,672

6. Commitments and Contingencies

Litigation

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that liability has been incurred and the amount can be reasonably estimated. There are no such matters currently outstanding for which any liabilities have been accrued.

Contractual Obligations

The Company Business enters into contracts in the normal course of business for contract research services, professional services, and other services and products for operating purposes. These contracts may include certain provisions that could require payments for early termination. The amount of any such termination payments will vary depending on the timing of the termination and the specific terms of the contract.

7. Stock-Based Compensation

The Company Business currently has no stock-based compensation plan. Avidity has stock-based compensation plans under which it may issue common shares or restricted common shares or grant incentive stock options or non-qualified stock options for the purchase of common shares, to employees, members of the board of directors and consultants of Avidity. Avidity also has an Employee Stock Purchase Plan (the “ESPP”) which allows eligible employee who are participating in the plan to purchase shares of Avidity at a discount. Stock-based compensation has been allocated to the Company Business by using a proportional cost allocation method primarily based on a percentage of the operating expense. The amounts presented are not necessarily indicative of future awards and do not necessarily reflect the costs that the Company Business would have incurred as an independent company for the periods presented.

Stock-based compensation expense is incurred related to stock option and restricted stock grants, and to shares sold under the ESPP.

Stock-based compensation expense for stock option grants is determined using the Black-Scholes-Merton (“BSM”) option pricing model and is recorded at the estimated fair value of the award as of the grant date and recognized as expense on a straight-line basis over the requisite service period (usually the vesting period) of the stock-based award. Stock-based compensation expense for Restricted Stock Units (“RSUs”) is recorded at the market price of a share of Avidity’s stock on the date of grant and is recognized as expense on a straight-line basis over the service period. Stock-based compensation expense for Performance Stock Units (“PSUs”) is recorded at the market price of a share of Avidity’s stock on the date of grant and recognized on a straight-line basis over the requisite service periods beginning when the achievement of the performance condition is determined to be probable. Stock-based compensation expense for employee stock purchases under Avidity’s ESPP is determined using the BSM option pricing model and is recorded at the estimated fair value of the purchase as of the plan enrollment date and is recognized as expense on a straight-line basis over the applicable six-month ESPP offering period. The estimation of fair value for stock-based compensation requires management to make estimates and judgments about, among other things, the estimated life of options and volatility of Avidity’s common stock. These judgments directly affect the amount of compensation expense that will be recognized. Forfeitures are accounted for as incurred. Stock-based compensation expense attributed to the Company by classification included within the combined statements of operations and comprehensive loss was as follows (in thousands):

	Year Ended December 31,
	2025	2024
Research and development expense	$3,739	$1,616
General and administrative expense	3,940	1,561

Total stock-based compensation expense	$7,679	$3,177

8. Income Taxes

The following table presents loss from continuing operations before provision for income taxes for domestic and international operations (in thousands):

	Year Ended December 31,
	2025	2024
US	$(49,643)	$(13,216)
Foreign	—	—
Loss before Provision for Income Tax	$(49,643)	$(13,216)

We adopted ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures on a prospective basis. As a result, our rate reconciliation for 2025 is presented in accordance with the new disclosure requirements, while the reconciliation for 2024 continues to be presented under disclosure requirements in effect for that period.

A reconciliation of the income tax expense computed at the U.S. federal statutory income tax rate to the Company Business’ income tax expense is as follows (in thousands):

	Year Ended December 31, 2025
	Amount	%
US federal statutory tax rate	$(10,425)	21.0%
State taxes, net of federal benefit(1)	(72)	0.1%
Tax Credits
Research and develop tax credits	(1,820)	3.7%
Change in valuation allowances	12,447	(25.1%)
Nontaxable or nondeductible items
Stock-based compensation	(657)	1.3%
Other	1	0.0%
Change in Unrecognized Tax Benefits	569	(1.1%)
Other	(185)	0.4%

Income tax benefit	$(142)	0.3%

(1)	50% or more of our state tax provision relates to the California state jurisdiction.

A reconciliation of the income tax expense computed at the U.S. federal statutory income tax rate to the Company Business’ income tax expense is as follows (in thousands):

Year Ended December 31,
2024
Income taxes benefit at statutory rates	$(2,775)
State income tax benefit, net of federal benefit	(389)
Permanent items	4
Stock based compensation	(843)
Sec. 162(m) Limitation	806
Uncertain tax positions	378
Research and development credits	(1,561)
Rate adjustment	14
Valuation allowance	16,272

Income tax expense	$11,906

The Company Business made no material income tax payments during 2025 or 2024 for Federal and state jurisdictions.

The Company Business’ net deferred tax assets (liabilities) are as follows (in thousands):

	Year Ended December 31,
	2025	2024
Deferred tax assets:
Deferred revenue	$10,593	$13,877
Transaction Costs	1,244	—
Accrued expenses	568	45
Lease liabilities	773	1,601
Stock-based compensation	1,814	1,247

Total deferred tax assets	14,992	16,770
Less valuation allowance	(14,397)	(15,224)

Net deferred tax assets	595	1,546

Deferred tax liabilities
Right-of-use assets	(586)	(1,323)
Depreciation	(9)	(223)

Total deferred tax liabilities	(595)	(1,546)

Net deferred tax assets	$—	$—

The Company Business has established a valuation allowance against its net deferred tax assets due to the uncertainty that such assets will be realized. The recoverability of the deferred tax assets are periodically evaluated. At such time as it is determined that it is more likely than not that the deferred tax assets will be realizable, the valuation allowance will be released. The change in the valuation allowance was a decrease of $0.8 million and an increase of $13.7 million for the years ended December 31, 2025 and 2024, respectively.

As of December 31, 2025, the Company Business has federal and state net operating losses (NOLs) carryforwards of $17.5 million and $36.0 million, respectively. The federal NOLs can be carried forward indefinitely and can offset 80% of future taxable income. The state NOLs begin to expire in 2043 unless previously utilized.

As of December 31, 2025, the Company Business has federal and state research and development tax credits of approximately $1.8 million and $0.6 million, respectively. The federal research and development credits begin to expire in 2043 unless previously utilized and the California state credits can be carried forward indefinitely. The Company has not recorded any DTA for net operating losses or R&D credits as the NOLs and credits generated will stay with Avidity subsequent to the Separation.

A reconciliation of the beginning and ending unrecognized tax benefit amount is as follows (in thousands):

	Year Ended December 31,
	2025	2024
Gross unrecognized tax benefits at the beginning of the year	$589	$—
Increase related to current year positions	606	377
Increase related to prior year positions	—	212

Gross unrecognized tax benefits at the end of the year	$1,195	$589

As of December 31, 2025 and December 31, 2024, included in other long-term liabilities is a balance of $0.6 million and $0.6 million which represents gross unrecognized tax benefits less federal benefit of state tax.

The unrecognized tax benefit amounts are reflected in the determination of the Company Business’ deferred tax assets. If recognized, these amounts would affect the Company Business’ effective tax rate.

The unrecognized tax benefits presented in the table above relate to tax attributes that will remain with Avidity subsequent to the Separation. These unrecognized tax benefits will not be presented in the financial statements of the Company Business subsequent to the Separation.

The Company Business’ policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company Business has no accrual for interest or penalties as of December 31, 2025 or 2024.

9. Related Party Transactions

Net Parent Investment

The Company Business has not historically operated as a standalone business and the combined financial statements are derived from the consolidated financial statements and accounting records of Avidity. The following disclosure summarizes activity between the Company Business and Avidity, including the affiliates of Avidity that are not part of the planned Spin-Off.

Net transfers from Avidity represent the net effect of transactions between Avidity and the Company Business prior to the Separation. The components of net transfers from Avidity are as follows (in thousands):

	December 31,
	2025	2024
Net transfers from Parent as reflected in the combined statement of cash flows	$42,574	$22,819
Non-cash income tax expense	(142)	11,906
Stock-based compensation	7,679	3,177
Lease expense for Avidity	(2,534)	(3,092)
Depreciation for Avidity	(330)	(177)
Net assets distributed from Avidity	649	—

Net transfers from Parent as reflected in the combined statement of changes in deficit	$47,896	$34,633

Transfers between the Company and Avidity were recognized in Net transfers from Parent in the combined statement of equity at the Company’s historical cost and consisted of property and equipment, net, of $0.6 million.

Cost Allocations

The combined financial statements reflect allocations of certain expenses from the consolidated financial statements of Avidity, including research and development expenses and general and administrative expenses. These allocations include, but are not limited to, executive management, employee compensation and benefits, facilities and operations, information technology, business development, financial services (such as accounting, audit, and tax), legal, insurance, and stock-based compensation.

These allocations to the Company Business are reflected in the combined statements of operations and comprehensive loss as follows (in thousands):

	Year Ended December 31,
	2025	2024
Cost allocations
Research and development expense	$14,564	$7,151
General and administrative expense	12,244	5,270

Total cost allocations	$26,808	$12,421

Management believes these cost allocations are a reasonable reflection of services provided to, of the benefit derived by, the Company Business during the periods presented. The allocations may not, however, be indicative of the actual expenses that would have been incurred had the Company Business operated as a standalone public company. Actual costs that may have been incurred if the Company Business had been a standalone public company would depend on a number of factors, including the chosen organizational structure, whether functions were outsourced or performed by the Company Business employees, and strategic decisions made in areas such as research and development, information technology and infrastructure.

Stock-Based Compensation

The Company Business participates in Avidity’s share-based compensation plans, the costs of which have been allocated to the Company Business and recorded in research and development and general and administrative expenses in the combined statements of operations and comprehensive loss. Refer to Note 7 for additional information.

10. Segment Information

Our operations constitute a single operating and reportable segment and reflects how Avidity’s CEO, who is the CODM, manages the Company Business, including allocating resources and measuring performance. The Company Business derives its revenues from its research collaboration and license agreements with BMS and Lilly, which are further described in “Note 3 – Collaboration, License and Research Agreements.” Segment performance is measured based on net loss, which the CODM uses to evaluate the results of the segment and to make operational decisions when managing the Company Business, such as how to allocate the resources of the business to advance our preclinical and research programs and to monitor budgeted to actual expenditures. The measure of segment assets is reported on the combined balance sheets as total combined assets. The following table presents financial information, including significant segment expenses, which are regularly provided to the CODM and included within combined net loss. Research and development expenses and general and administrative expenses are adjusted to exclude depreciation and stock-based compensation for segment presentation. Other segment items include depreciation, stock-based compensation, other income, and income tax expense (in thousands):

	Year Ended December 31,
	2025	2024
Collaboration revenue	$18,618	$10,897

Adjusted research and development(1)	40,302	17,441
Adjusted general and administrative(1)	19,945	3,325
Total other segment items	7,872	15,253

Net loss and comprehensive loss	$(49,501)	$(25,122)

(1)

Depreciation and stock-based compensation expense is removed from both “Adjusted research and development” and “Adjusted general and administrative” expense for the years ended December 31, 2025 and 2024.

11. Subsequent Events

The Subsequent events were evaluated to assess the need for potential recognition and disclosure in this report through February 17, 2026, the date on which these combined financial statements were available to be issued. Based upon this evaluation, it was determined that no additional subsequent events required recognition or disclosure in these combined financial statements.

On February 5, 2026, the negotiation period under the ROFN expired and, as a result, no ROFN Sale will occur.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction between Avidity and Novartis, Avidity has filed with the SEC the Definitive Proxy Statement on January 30, 2026. Avidity may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Definitive Proxy Statement or any other document that may be filed by Avidity with the SEC. AVIDITY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED BY EACH OF NOVARTIS AND AVIDITY WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES TO THE PROPOSED TRANSACTIONS. Investors and security holders are able to obtain a free copy of the Proxy Statement and such other documents containing important information about Novartis and Avidity through the website maintained by the SEC at www.sec.gov. Novartis and Avidity make available free of charge at the Novartis website at www.novartis.com/investors/financial-data/sec-filings and Avidity’s website at investors.aviditybiosciences.com/sec-filings, respectively, copies of documents they file with, or furnish to, the SEC. The contents of the websites referenced above will not be deemed to be incorporated by reference into the Definitive Proxy Statement.

PARTICIPANTS IN THE SOLICITATION

Avidity and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Avidity stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Avidity directors and executive officers in the transaction, which may be different than those of Avidity stockholders generally, by reading the Definitive Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

NO OFFER OR SOLICITATION

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “anticipate,” “look forward,” “believe,” “committed,” “investigational,” “pipeline,” “launch,” or similar terms, or by express or implied discussions regarding the Transactions or the expected timetable for completing each of the proposed Transactions and the related interim steps. You should not place undue reliance on these statements. Such forward-looking statements are based on our current beliefs and expectations regarding future events, and are subject to significant known and unknown risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. There can be no guarantee that the conditions to the closing of the Transactions will be satisfied on the expected timetable or at all or that the expected benefits or synergies from the Transactions will be achieved in the expected timeframe, or at all. In particular, expectations regarding Avidity, SpinCo, or the Transactions could be affected by, among other things, the timing of the satisfaction of customary closing conditions, including the receipt of regulatory approvals and the approval of Avidity’s stockholders, on acceptable terms or at all; risks and costs related to the implementation of the separation of SpinCo, including the ability to complete the separation in the anticipated timeframe, or at all, and any changes to the configuration of the businesses included in the separation if implemented; the risk that competing offers or acquisition proposals will be made; the effects of disruption from the Transactions and the impact of the announcement and pendency of the Transactions on Novartis’ and/or Avidity’s businesses, including their relationships with employees, business partners or governmental entities; the risk that the Transactions may be more expensive to complete than anticipated; the risk that stockholder litigation in connection with the Transactions may result in significant costs of defense, indemnification and liability; a diversion of management’s attention from ongoing business operations and opportunities as a result of the Transactions or otherwise; the uncertainties inherent in research and development, including clinical trial results and additional analysis of existing clinical data; regulatory actions or delays or government regulation generally; and the risks and factors referred to in Novartis’ most recent Annual Report on Form 20-F for the year ended December 31, 2025, Avidity’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, and any subsequent filings made by either party with the SEC, available on the SEC’s website at www..sec.gov, Avidity is providing the information in this communication as of this date and does not undertake any obligation to update any forward-looking statements contained in this communication as a result of new information, future events or otherwise, except to the extent required by law.